Exhibit 10.16

July 17, 2009

GPS CCMP Acquisition Corp.

c/o CCMP Capital Advisors LLC

245 Park Avenue

16th Floor

New York, New York 10167

Re:    Series A Preferred Share Exchanges

Dear Sir/Madam:

Reference is made to that certain Exchange Agreement, dated as of November 25, 2008 (the “Exchange Agreement”), by and among CCMP Capital Investors II, L.P. (“CCMP”), CCMP Capital Investors (Cayman) II, L.P. (“Cayman”, and together with CCMP, the “Investors”) and GPS CCMP Acquisition Corp., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Exchange Agreement.

Through July 17, 2009, the Investors had purchased and settled a total of $154,814,528 principal amount of First and Second Lien Term Loans at an aggregate cost of $77,608,845 (collectively, the “Purchased Loans”). This letter acknowledges that pursuant to the terms of the Exchange Agreement, the Investors have transferred such Purchased Loans to the Company in exchange for that number of shares of Series A Preferred Stock of the Company (the “Preferred Shares”), as set forth opposite each such Investors name on Exhibit A hereto, which Preferred Shares shall have an aggregate Series A Preferred Paid-in Capital (as defined in that certain Certificate of Designation dated November 25, 2008) equal to the aggregate cost incurred by the Investors to purchase the Purchased Loans.

Regards,

GPS CCMP ACQUISITION CORP.

By:	/s/ Aaron Jagdfeld
Name: Aaron Jagdfeld
Title: C.E.O.

AGREED AND ACKNOWLEDGED,
as of the date first above written

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By: CCMP Capital Associates, L.P.,
its General Partner

By: CCMP Capital Associates, GP, LLC,
its General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

CCMP CAPITAL INVESTORS II, L.P.

By: CCMP Capital Associates, L.P.,
its General Partner

By: CCMP Capital Associates, GP, LLC,
its General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title: